Exhibit 99.1

EVINE Live Inc. Announces Executive Changes as Company Strengthens Industry Positioning

Tim Peterman Named Chief Financial Officer

MINNEAPOLIS – March 26, 2015 – EVINE Live Inc. (NASDAQ: EVLV), a digital commerce company formerly known as Shop HQ (www.evine.com), announced today that Tim Peterman has joined the Company’s leadership team as Executive Vice President and Chief Financial Officer, replacing Bill McGrath.

Peterman brings more than 20 years of experience to EVINE Live, including extensive and diversified expertise in operations, corporate development and financial management for publicly held industry leaders in media, technology and ecommerce including Synacor, The E.W. Scripps Company, IAC and the Tribune Company. Peterman will report to Mark Bozek, CEO of EVINE Live Inc.

"Tim’s extensive experience in finance, retail and media makes him the ideal executive to drive EVINE Live's performance going forward," said Bob Rosenblatt, Chairman of the Board. "We are confident that his proven ability to execute will be a tremendous asset as we continue to drive efficiencies and gain momentum with our strategy.”

As the Company continues to transition its approach in all areas of the business, EVINE Live is consolidating leadership and announced it is eliminating President Bob Ayd’s position.

EVINE Live also announced the departure of Teresa Dery, Senior Vice President and General Counsel. The Company has appointed Chief Strategy Officer, Russell Nuce, as interim General Counsel, effective immediately.

“We appreciate the contributions Bob, Bill and Teresa have made to the Company and wish them all the best in their future endeavors. We believe that our new leadership structure will allow us to be more nimble in all areas of the business and further cement a strong foundation for long term growth and profitability,” said Bozek.

About EVINE Live Inc.

EVINE Live Inc. is a digital commerce company that offers customers multiple ways to shop and interact via TV, online and on mobile devices in the merchandise categories of Home, Beauty, Health & Fitness, Fashion & Accessories, Jewelry & Watches and Consumer Electronics. Under the leadership of Mark Bozek, who took over as CEO in June 2014, the Company has begun its repositioning to a true digital commerce company. EVINE Live has access to 88 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com. Effective November 2014, the Company's name changed to EVINE Live Inc. and its NASDAQ trading symbol changed to EVLV.

Please visit www.evine.com/ir for more investor information.

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Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses and our working capital levels successfully; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Media Contacts:

Diana Bulnes/Susan Yin

Rogers & Cowan

310.854.8180/310.854.8122

dbulnes@rogersandcowan.com

syin@rogersandcowan.com

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